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Exhibit 4.3(p)

              GUARANTEE AND COLLATERAL AMENDMENT AND CONFIRMATION

      GUARANTEE AND COLLATERAL AMENDMENT AND CONFIRMATION, dated as of November 21, 2001 (this "Amendment"), to the Guarantee and Collateral Agreement, dated as of May 6, 1997 (as further amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") made by each of the signatories thereto in favor of JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent (in such capacity, the "Administrative Agent"), for the benefit of the Lenders under the Credit Agreement referred to below.

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Credit Agreement, dated as of May 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement" ) among TELEX COMMUNICATIONS, INC., a Delaware corporation ("Telex" or the "Borrower"), the Administrative Agent, the several banks and other financial institutions from time to time parties thereto (the "Lenders"), and Morgan Stanley Senior Funding, Inc., as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), the Lenders have made extensions of credit to, or for the benefit of, the Borrower upon the terms and subject to the conditions set forth therein;

      WHEREAS, the Lenders, the Borrower and the Administrative Agent are simultaneously herewith executing and delivering a Waiver, Amendment No. 5, Agreement and Consent, dated as of the date hereof ("Amendment No. 5"), to the Credit Agreement pursuant to which the Lenders are agreeing to waive certain Events of Default and amend and modify the Credit Agreement in certain respects;

      WHEREAS, each of the Borrower and Telex Communications International, Ltd. (each, a "Confirming Party") is a party to the Guarantee and Collateral Agreement and wishes to acknowledge and confirm that, after giving effect to all and any amendments to the Credit Agreement pursuant to Amendment No. 5, its payment and performance obligations, and the Liens and security interests created, under the Guarantee and Collateral Agreement continue in full force and effect, unimpaired and undischarged;

      WHEREAS, it is a condition to the effectiveness of Amendment No. 5 that the parties hereto execute and deliver this Amendment to amend the terms of the Guarantee and Collateral Agreement;

      NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Confirming Party, the Lenders and the Administrative Agent hereby agree as follows:
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      1. Defined Terms. Capitalized terms used herein and not otherwise defined are used herein as defined in the Guarantee and Collateral Agreement.

      2. Amendment.

            2A. Amendment to Subsection 1.1. (a) Subsection 1.1(a) is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                  (a) Definitions. Unless otherwise defined herein, terms
            defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Code (as defined below) are used herein as so defined: Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property and Letter of Credit Rights and Supporting Obligations.

                  (b) Subsection 1.1(b) of the Guarantee and Collateral
            Agreement is hereby amended by deleting the defined term "General Intangibles".

            2B. Section 3 of the Guarantee and Collateral Agreement is hereby amended by adding after the phrase "(a) all Accounts;" the phrase "all Commercial Tort Claims; all Deposit Accounts; all Investment Property; all Letters of Credit Rights; all Supporting Obligations; all other property not otherwise described below".

            2C. Subsection 4.2.3 of the Guarantee and Collateral Agreement is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                        Chief Executive Office. On November 21, 2001, such
                  Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any) and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 3. Such Guarantor has furnished to the Administrative Agent a long-form good standing certificate as of a date which is recent to the date hereof.

            2D. Subsection 5.2.1 of the Guarantee and Collateral Agreement is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                        Delivery of Instruments, Certificated Securities and
                  Chattel Paper. If any amount payable under or in connection with any of such Grantor's Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            2E. Subsection 5.2.4(c) of the Guarantee and Collateral Agreement is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                        At any time and from time to time, upon the written
                  request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver and record such


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                  further instruments and documents and take such further
                  actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter of Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

            2F. Subsection 5.2.5 of the Guarantee and Collateral Agreement is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                  Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which such Grantor's Inventory or Equipment shall be kept:

                        (a) permit any of such Grantor's Inventory or Equipment to be kept at a location other than location(s) applicable to such Grantor listed on
                              Schedule 4 (other than Inventory or Equipment being conveyed, sold, leased, assigned, transferred or otherwise disposed of as permitted by the Credit Agreement);

                        (b) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.2.3; or

                        (c)   change its name.

            2G. Subsection 7.3 of the Guarantee and Collateral Agreement is hereby amended by deleting said subsection and substituting in lieu thereof the following:

                  Execution of Financing Statements. Pursuant to any applicable law, each Granting Party authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to such Granting Party's Collateral without the signature of such Granting Party in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Granting Party authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Granting Party hereby ratifies and authorizes the filing by the


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                  Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

3.    Confirmation.

      3A. Each party hereto hereby consents to the execution, delivery and performance of the Credit Agreement and Amendment No. 5. Each Confirming Party agrees that:

            (i) all of its obligations, liabilities and indebtedness (including guarantee obligations) under the Guarantee and Collateral Agreement remain in full force and effect on a continuous basis pursuant to the Credit Agreement;

            (ii) all of the Liens and security interests created and arising under the Guarantee and Collateral Agreement remain in full force and effect on a continuous basis as collateral security for the Obligations of such Confirming Party under the Guarantee and Collateral Agreement;

            (iii) all of the obligations, liabilities and indebtedness of the
                  Confirming Parties under the Credit Agreement (which incorporates all amendments and waivers provided for in Amendment No. 5) and the other Loan Documents are continued in full force and effect on a continuous basis; and

            (iv) the perfected status and priority of each Lien and security interest created under the Guarantee and Collateral Agreement continue in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged as collateral security for the Obligations of such Confirming Party under the Guarantee and Collateral Agreement.

      3B. Each Confirming Party confirms all of its payment and performance obligations under the Guarantee and Collateral Agreement, as amended and confirmed hereby.

      3C. Each Confirming Party agrees that it shall take any action reasonably requested by the Administrative Agent in order to confirm or effect the intent of this Confirmation.

      3D. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


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      3E. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      4. Holdings. Notwithstanding anything to the contrary contained in the Guarantee and Collateral Agreement, as amended hereby, the Credit Agreement or any Loan Document, the Administrative Agent, on behalf of the Lenders, agrees that Telex Communications Group, Inc., a Delaware corporation ("Holdings"), shall not have any liability or obligation whatsoever to the Lenders under the Guarantee and Collateral Agreement, as amended hereby, the Credit Agreement or any Loan Document and shall not be deemed to be a party to the Guarantee and Collateral Agreement, as amended hereby, the Credit Agreement or any Loan Document after the date hereof.

      5. Security Documents. Notwithstanding anything to the contrary contained in the Guarantee and Collateral Agreement, as amended hereby, the Credit Agreement or any Loan Document, the Administrative Agent, on behalf of the Lenders, agrees that (i) the New Telex Subordinated Notes (as defined in Amendment No. 5), the Preferred Stock (as defined in Amendment No. 5) or common stock and the warrants to purchase Preferred Stock or common stock of the Borrower to be issued in connection with the Telex Exchange (as defined in Amendment No. 5) and (ii) the registered securities substantially identical to the New Telex Subordinated Notes, the Preferred Stock or common stock and warrants to purchase Preferred Stock or common stock of the Borrower to be issued in exchange for the New Telex Subordinated Notes, the Preferred Stock or common stock and the warrants to purchase Preferred Stock or common stock pursuant to the registration obligations of the Borrower under the Telex Exchange, in each case, shall not be subject to the Guarantee and Collateral Agreement, as amended hereby, or any of the Security Documents or the Liens created thereunder.

      6. Schedules. The Schedules to the Guarantee and Collateral Agreement are hereby amended by deleting the said Schedules and substituting in lieu thereof the Schedules attached hereto as Exhibit A.


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      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed and delivered by a duly authorized officer on the date first above written.

                                    TELEX COMMUNICATIONS, INC.

                                    By:  /S/ Richard J. Pearson
                                         ---------------------------------------
                                         Name: Richard J. Pearson
                                         Title: Vice President and Chief
                                                Financial Officer


                                    TELEX COMMUNICATIONS INTERNATIONAL, LTD.

                                    By:  /S/ Richard J. Pearson
                                         ---------------------------------------
                                         Name: Richard J. Pearson
                                         Title: Vice President and Chief
                                                Financial Officer


                                    JP MORGAN CHASE BANK,
                                    as Administrative Agent

                                    By: /s/ Susan E. Atkin
                                         ---------------------------------------
                                         Name: Susan E. Atkins
                                         Title:  Managing Director



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